UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 8, 2023

Perpetua Resources Corp.

(Exact name of registrant as specified in its charter)

British Columbia	001-39918	98-1040943
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 S. 8th Street, Ste. 201 Boise, Idaho	83702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (208) 901-3060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	PPTA	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On August 9, 2023, Perpetua Resources Corp. (“Perpetua Resources” or the “Company”) announced that the Company and the Nez Perce Tribe (“Tribe”) have filed a final Settlement Agreement (“Agreement”) on August 8, 2023 in the U.S. District Court for the District of Idaho (“Court”) to resolve a Clean Water Act (“CWA”) lawsuit brought by the Tribe. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and incorporated herein by reference.

The information contained in this Item 7.01 and in the accompanying Exhibit 99.1 are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, unless expressly incorporated by specific reference in such filing.

Item 8.01	Other Events.

Perpetua Resources Corp. (“Perpetua Resources” or “Perpetua” or the “Company”) and the Nez Perce Tribe (“Tribe” and together with the Company, the “Parties”) filed a final Settlement Agreement (“Agreement”) on August 8, 2023 in the U.S. District Court for the District of Idaho (“Court”) to resolve a Clean Water Act (“CWA”) lawsuit brought by the Tribe in 2019 over alleged pollution discharges into the headwaters of the East Fork South Fork (“EFSF”) Salmon River from historic mining activities within the Stibnite Mining Site in central Idaho. The Parties have jointly asked the Court to approve the Agreement and dismiss the case without prejudice while Perpetua provides funding for projects to improve water quality in the South Fork Salmon River watershed.

The Agreement provides for total payments of $5 million by Perpetua over a four-year period consisting primarily of contributions by Perpetua to a South Fork Salmon Water Quality Enhancement Fund (“Fund”) to be used by the Tribe to support water quality improvement projects in the South Fork Salmon River watershed, and the Tribe has agreed to voluntarily dismiss its lawsuit in return. Perpetua will contribute a total of $4 million to the Fund and contributions to the Fund will be made in annual payments of $1 million for four consecutive years, beginning no later than one year after the Court has approved the Agreement. The water quality improvement projects will be coordinated with the U.S. Environmental Protection Agency (“EPA”) and the U.S. Forest Service and will require additional data collection to choose and define the projects. Perpetua may be credited up to $300,000 in project costs toward the $4 million Fund contribution through an in-kind data collection project by Perpetua near the Yellow Pine Pit that may assist the Tribe in future decision making for use of the Fund. In addition to the Fund contributions, Perpetua has also agreed to reimburse the Tribe for $1 million in attorney fees and litigation costs through two payments of $500,000 each, with the first payment to be made no later than six months after the Court approves the Agreement and the second payment to be made no later than one year after Court approval of the Agreement. Perpetua intends to fund these payments from cash on hand or funds expected to be raised in connection with construction of the Stibnite Gold Project (“Project”).

The Agreement also provides that the Parties will engage in good faith discussions and exchange of information to seek to resolve any concerns the Tribe may have with Perpetua’s outstanding state permit applications, although neither Party is required to reach any future agreements related to such topics. The Agreement also contemplates that the Parties may engage in discussions on CWA permitting and Endangered Species Act issues. The Agreement does not affect the Tribe’s rights with respect to future permitting and activities at the Project.

Final settlement of the CWA lawsuit is subject to approval of the Court and completion of payments by the Company. In connection with the filing of the Agreement on August 8, 2023, a 45-day period began for review by the EPA and Department of Justice, as required by the CWA. Following the 45-day review period, the Parties will request the Court to approve the Stipulation for Dismissal and Agreement, which is anticipated to be completed in the third quarter of 2023, subject to any delays that may arise in connection with the review period and court approval process. Court approval of the Agreement will result in the CWA litigation being dismissed without prejudice (meaning it could be re-filed) pending Perpetua’s payment of the amounts called for under the Agreement. Following approval of the Agreement, the Parties will provide the Court with semi-annual status reports on the implementation of the Agreement. Once Perpetua has satisfied its payment obligations under the Agreement, the Parties will submit a Stipulation of Dismissal with Prejudice to the Court. Based on the contribution terms set forth in the Agreement, Perpetua’s payment obligations under the Agreement should be satisfied by the end of 2027 if the Agreement is approved by the Court in 2023.

Cautionary Statement

Statements contained in this Current Report that are not historical facts are "forward-looking information" or "forward-looking statements" within the meaning of applicable Canadian securities legislation and the United States Private Securities Litigation Reform Act of 1995. Forward-looking information includes, but is not limited to, disclosure regarding the timing and outcome of the settlement of the CWA litigation, intended environmental and other outcomes of the Fund, good faith discussions between the Parties with respect to future permitting and activities at the Project and the anticipated source of funding of any settlement-related payments. In preparing the Forward-Looking Information in this Current Report, Perpetua Resources has applied several material assumptions, including, but not limited to, assumptions that the review period will pass without delaying or changing the settlement agreement, payment and other settlement conditions will proceed on the anticipated timeline and terms, the Parties will engage in good faith discussions regarding the Project and the Fund, the Court will approve the Parties’ applications with the Court, that the Project will receive necessary permits and approvals, that Perpetua will be able to successfully obtain financing for the Project, and that all requisite information will be available in a timely manner. Forward-Looking Information involves known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Perpetua Resources to be materially different from any future results, performance or achievements expressed or implied by the Forward-Looking Information. Such risks and other factors include among other things, comments or challenges to the settlement by regulators or other parties. For further information on these and other risks and uncertainties that may affect the Company’s business, see the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s filings with the U.S. Securities and Exchange Commission and with the Canadian securities regulators. Except as required by law, the Company does not assume any obligation to release publicly any updates to the information contained in this Current Report to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Item 9.01	Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description

99.1	Press Release, dated August 9, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERPETUA RESOURCES CORP.

Dated: August 9, 2023	By:	/s/ Jessica Largent
Jessica Largent
Chief Financial Officer